Exhibit 3.1

DEAN HELLER
SECRETARY OF STATE	FILED C3215-04
208 North Carson Street	FEB 1 0 2004
Carson City, Nevada 89701-4299	IN THE OFFICE OF
(775) 684 5708	Dean Heller
DEAN HELLER SECRETARY OF STATE

ARTICLES OF INCORPORTION

(PURSUANT TO NRS 78)

Important:   READ ATTCHED INSTRUCTIONS BEFORE COMPLETING FORM

1.

NAME OF CORPORATION:

eDollars, Inc.

2.

RESIDENT AGENT

Corporate Creations Network, Inc.

NAME AND STREET

8275 Southeastern Avenue #200-47, Las Vegas,

ADDRESS:

Nevada 89123

3.

SHARES:

Number of shares with par value:  100,000,000

Par Value: .001 Number of shares without par value:

4.

NAME &

1. Gregory Neu

ADDRESSES

5370 Clark Road, Suite 109, Sarasota FL 34231

OF BOARD OF

2. Stephen Luscko

DIRECTORS/

5370 Clark Road, Suite 109, Sarasota FL 34231

TRUSTEES:

5.

PURPOSE:

The purpose of the Corporation shall be: To conduct or promote any lawful business or purpose.

6.

NAMES, ADDRESS

David Feingold, Esq.

AND SIGNATURE OF

/s/ David Feingold

INCORPORATOR:

3300 PGA Boulevard, Suite 410,

Palm Beach Gardens Fl 33410

7.

CERTIFICATE OF

I hereby accept appointment as Resident Agent for

ACCEPTANCE OF

the above named corporation.

APPONTEMENT OF

/s/

Date: 2/9/2004

RESIDENT AGENT:

Authorized Signature of R.A. or On

Behalf of R.A. Company